Exhibit 10.1

ADDITIONAL FACILITY ACCESSION AGREEMENT

To:                              TD Bank Europe Limited as Facility Agent and Security Agent

From:                  The banks and financial institutions listed in Schedule 1 to this Agreement (the Additional Facility F Lenders)

Date: 2nd December, 2004

UPC Distribution Holding B.V. - €1,072,000,000 Term Credit Agreement
dated 16th January, 2004 as amended (the Credit Agreement)

1.                                       In this Agreement:

Facility F Advance means a Facility F1 Advance or a Facility F2 Advance.

Facility F1 means the €140,000,000 term loan facility which forms a sub-tranche of this Additional Facility.

Facility F1 Advance means a euro-denominated advance made to UPC Financing Partnership (UPC Financing) under Facility F1.

Facility F1 Commitment means, in relation to an Additional Facility F Lender, the amount in euros set opposite its name under the heading “Facility F1 Commitment” in Schedule 1 to the counterpart of this Agreement executed by that Additional Facility F Lender.

Facility F2 means the US$525,000,000 term loan facility which forms a sub-tranche of this Additional Facility.

Facility F2 Advance means a US Dollar-denominated advance made to UPC Financing under Facility F2.

Facility F2 Commitment means, in relation to an Additional Facility F Lender, the amount in US Dollars set opposite its name under the heading “Facility F2 Commitment” in Schedule 1 to this Agreement.

Majority Facility F Lenders means Additional Facility F Lenders the aggregate of whose Facility F1 Commitments and Facility F2 Commitments (translated into euros on the basis of the Agent’s Spot Rate of Exchange on the date of this Agreement) exceeds 66 2/3 per cent. of the aggregate of the Facility F1 Commitments and the Facility F2 Commitments (translated into euros on the basis of the Agent’s Spot Rate of Exchange on the date of this Agreement).

2.                                       Unless otherwise defined in this Agreement, terms defined in the Credit Agreement shall have the same meaning in this Agreement and a reference to a Clause is a reference to a clause of the Credit Agreement.

3.                                       We refer to Clause 2.2 (Additional Facilities) of the Credit Agreement.

4.                                       This Agreement will take effect on the date (the Effective Date) on which the Facility Agent notifies UPC Distribution and the Additional Facility F Lenders that it has received the documents and evidence set out in Schedule 2 to this Agreement, in each case in form and substance satisfactory to it or, as the case may be, the requirement to provide any of such documents or evidence has been waived by the Majority Facility F Lenders.

5.                                       We, the Additional Facility F Lenders, agree:

(a)                                  to become party to and to be bound by the terms of the Credit Agreement as Additional Facility Lenders in accordance with Clause 2.2 (Additional Facilities); and

(b)                                 to become party to the Security Deed as Lenders and to observe, perform and be bound by the terms and provisions of the Security Deed in the capacity of Lenders in accordance with clause 9.3 (Transfers by Lenders) of the Security Deed.

6.                                       The Additional Facility Commitment in relation to an Additional Facility F Lender (for the purpose of paragraph (a) of the definition of Additional Facility Commitment in Clause 1.1 (Definitions)) is its Facility F1 Commitment and/or its Facility F2 Commitment, as appropriate.

7.                                       The Final Maturity Date in respect of this Additional Facility is 31st December, 2011.

8.                                       The outstanding Facility F Advances will be repaid by payment of semi-annual instalments on 30th September and 31st March annually, starting on 30th September, 2009 and ending on 30th September, 2011, in an Original Euro Amount equal as nearly as possible (amended upwards if necessary) to 0.50 per cent. of the total outstanding amount of Facility F Advances on the last day of the Availability Period in relation to this Additional Facility.  All Facility F Advances outstanding on the Final Maturity Date in respect of this Additional Facility will be repaid in full on that date.

9.                                       (a)                                  The Availability Period in relation to this Additional Facility is the period from and including the date of this Agreement up to and including the earlier of:

(i)                                     the first Utilisation Date under this Additional Facility; or

(ii)                                  the date falling 5 days after the date of this Agreement,

or such later date as all the Additional Facility F Lenders may agree in writing.

(b)                                 This Additional Facility shall be drawn by a single Advance and no more than one Request may be made for Facility F Advances under the Credit Agreement.

10.                                 (a)       The Margin will be, in the case of a Facility F1 Advance, 4.00 per cent. per annum and, in the case of a Facility F2 Advance, 3.50 per cent. per annum, in each case until the date falling nine months after the date of this Agreement and thereafter shall be adjusted in accordance with the following provisions of this paragraph.

(b)                                 UPC Distribution will deliver to the Facility Agent, together with its Relevant Financial Statements, a notice referring to this paragraph (a Margin Notice) and specifying the ratio of Senior Debt to Annualised EBITDA as calculated in accordance with Clause 17 (Financial Covenants) as at the date to which the most recently delivered Relevant Financial Statements were prepared for the purposes of calculating whether the Margin for Facility F Advances is to be adjusted in accordance with this paragraph.

(c)                                  The Margin for Facility F Advances will be adjusted (upwards or downwards) to the percentage rates per annum set out in column (1) below (in the case of Facility F1 Advances) and column (2) below (in the case of Facility F2 Advances) set opposite the range set out in column (3) below into which the ratio of Senior Debt to Annualised EBITDA, as shown in the Margin Notice, falls:

(1) Facility F1 Margin	(2) Facility F2 Margin	(3) Senior Debt/Annualised EBITDA ratio
4.00%	3.50%	≥ 4.00:1
3.25%	3.00%	< 4.00:1

(d)                                 The adjustment (if any) specified in (c) above will apply to the Margin for all Facility F Advances with immediate effect on the date the relevant Margin Notice (or, if later, the related Relevant Financial Statements) is delivered to the Facility Agent.

(e)                                  If UPC Distribution fails to deliver a Margin Notice in accordance with paragraph (b) above the Margin with effect from the last date permitted for delivery of the Relevant Financial Statements will be as stated in paragraph (a) above provided that if that Margin Notice is delivered later, the Margin will be adjusted in accordance with this paragraph with effect from the date falling five Business Days after the Margin Notice (or, if later, the related Relevant Financial Statements) is delivered.

(f)                                    In this paragraph, Relevant Financial Statements means each set of quarterly financial statements delivered under Clause 16.2(b) (Financial information) of the Credit Agreement.

11.                                 There is no commitment fee in relation to this Additional Facility.

12.                                 The Borrower in relation to Facility F1 and Facility F2 is UPC Financing.

13.                                 (a)       UPC Distribution represents and warrants to each Finance Party that, to the best of its knowledge after due inquiry, as of the date of the information memorandum (the Information Memorandum) prepared in October 2004 in connection with the syndication of this Additional Facility:

(i)                                     the factual information relating to the Borrower Group and UPC contained in the Information Memorandum is accurate in all material respects;

(ii)       all UPC Distribution’s projections and forecasts contained in the Information Memorandum were based on and arrived at after due and careful consideration and have been prepared by UPC Distribution on the basis of assumptions that UPC Distribution believed were reasonable as of the date of the projections;

(iii)      there are no material facts or circumstances which have not been disclosed to the Additional Facility F Lenders in writing prior to the date of the Information Memorandum and which would make any material factual information referred to in (i) above untrue, inaccurate or misleading in any material respect as at the date of the Information Memorandum, or any such opinions, projections, or assumptions referred to in (ii) above misleading in any material respect as at the date of the Information Memorandum,

provided that it is understood that information in the Information Memorandum which is provided as of a specified date or for a specified period is in all material respects accurate as of such date or for such period and was not, when prepared, misleading to the best of UPC Distribution’s knowledge and belief in any material respect as of such date or for such specified period.

(b)                                 Notwithstanding paragraph (a) above, no representation is made in respect of (i) any information, facts, statements, opinions, projections, forecasts, demographic statistics or circumstances relating to the cable, media, telecommunications and data services industry as a whole or (ii) any person other than any member of the Borrower Group.

14.                                 The parties to this Agreement confirm that, to the extent that:

(a)                                  an amount is due to be paid to an Additional Facility F Lender (which is itself also a lender under Facility C1) as a voluntary prepayment of Facility C1 pursuant to the Cancellation Notice (as defined in the Existing Facility Agreement) to be delivered to the Existing Facility Agents as referred to in paragraph 4(b) of Schedule 2 to this Agreement; and

(b)                                 that amount is equal to or greater than the amount of the Facility F1 Commitment and/or the Facility F2 Commitment (translated into euros on the basis of the Agent’s Spot Rate of Exchange on the date of this Agreement), as appropriate, of that Additional Facility F Lender (also being a lender under Facility C1) to be drawn on the Utilisation Date of this Additional Facility (such amount being the Deemed Drawn F1 Amount), the Deemed Drawn F1 Amount shall, at the request of the relevant Additional Facility F Lender (to be communicated in writing to the Facility Agent prior to the date of this Agreement), on the Utilisation Date of this Additional Facility, be deemed to be advanced by that Additional Facility F Lender to UPC Financing under Facility F1 or Facility F2, as appropriate, on that date and UPC Distribution’s obligations to that Additional Facility F Lender (also being a lender under Facility C1) to prepay Facility C1 pursuant to the Cancellation Notice referred to in paragraph (a) above will be satisfied in an amount equal to the Deemed Drawn F1 Amount.

15.                                 The parties to this Agreement confirm that, to the extent that:

(a)                                  an amount is due to be paid to an Additional Facility F Lender (which is itself also a lender under Facility C2) as a voluntary prepayment of Facility C2 pursuant to the Cancellation Notice (as defined in the Existing Facility Agreement) to be delivered to the Existing Facility Agents as referred to in paragraph 4(b) of Schedule 2 to this Agreement; and

(b)                                 that amount is equal to or greater than the amount of the Facility F2 Commitment and/or the Facility F1 Commitment (translated into euros on the basis of the Agent’s Spot Rate of Exchange on the date of this Agreement), as appropriate, of that Additional Facility F Lender (also being a lender under Facility C2) to be drawn on the Utilisation Date of this Additional Facility (such amount being the Deemed Drawn F2 Amount), the Deemed Drawn F2 Amount shall, at the request of the relevant Additional Facility F Lender (to be communicated in writing to the Facility Agent prior to the date of this Agreement), on the Utilisation Date of this Additional Facility, be deemed to be advanced by that Additional Facility F Lender to UPC Financing under Facility F2 or Facility F1, as appropriate, on that date and UPC Financing’s obligations to that Additional Facility F Lender (also being a lender under Facility C2) to prepay Facility C2 pursuant to the Cancellation Notice referred to in paragraph (a) above will be satisfied in an amount equal to the Deemed Drawn F2 Amount.

16.                                 We confirm to each Finance Party that:

(a)                                  we have made our own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the Credit Agreement and have not relied on any information provided to us by a Finance Party in connection with any Finance Document; and

(b)                                 we will continue to make our own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Credit Agreement or any Commitment is in force.

17.                                 Each Additional Facility F Lender consents in principle, and subject to satisfactory documentation, to the merger of the Credit Agreement and the Existing Facility Agreement into a single document.

18.                                 The Facility Office and address for notices of each Additional Facility F Lender for the purposes of Clause 32.2 (Addresses for notices) will be that notified by each Additional Facility F Lender to the Facility Agent.

19.                                 This Agreement is governed by English law.

20.                                 This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

SIGNATORIES

HARBOURMASTER LOAN CORPORATION B.V.

By:	AS Verheijen	CH Sedenrijk

HPC NOMINEES LTD

By:	Julian Green	David Milward

METROPOLITAN LIFE INSURANCE COMPANY

By:	James A Wiviott

BNP PARIBAS BELGIUM BRANCH

By:	Raymond Pietercil	Didier Mahout

LEVERAGED FINANCE EUROPE CAPITAL II B.V.

By:	François Gauvin

BEAR STEARNS CORPORATE LENDING INC

By:	Yves Leysen

THE ALPHAGEN CREDIT FUND LIMITED

By:	Varkki Chacko

CIT CAPITAL FINANCE (UK) LTD

By:	Iain Hunter

THE TORONTO-DOMINION BANK

By:	Rory McCarthy

TORONTO DOMINION (TEXAS), LLC

By:	Rory McCarthy

TD BANK EUROPE LIMITED as Facility Agent and Security Agent

By:	Rory McCarthy

UPC DISTRIBUTION HOLDING B.V.

By:	Jeremy Evans	Dennis Okhuijsen

UPC FINANCING PARTNERSHIP

By:	Jeremy Evans	Dennis Okhuijsen

SCHEDULE 1

ADDITIONAL FACILITY F LENDERS AND COMMITMENTS

Additional Facility F Lender	Facility F1 Commitment (€)	Facility F2 Commitment (US$)

Harbourmaster Loan Corporation B.V.

HPC Nominees Ltd

Metropolitan Life Insurance Company

BNP Paribas Belgium Branch

Leveraged Finance Europe Capital II B.V.

Bear Stearns Corporate Lending Inc

The Alphagen Credit Fund Limited

CIT Capital Finance (UK) Ltd

The Toronto-Dominion Bank

Toronto Dominion (Texas), LLC		525,000,000

Total	€140,000,000	US$	525,000,000

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

1.                                      Constitutional Documents

(a)                                  A copy of the constitutional documents of each Obligor (other than UPC Financing) and the partnership agreement of UPC Financing or, if the Facility Agent already has a copy, a certificate of an authorised signatory of the relevant Obligor confirming that the copy in the Facility Agent’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(b)                                 An extract of the registration of each Obligor established in the Netherlands in the trade register of the Dutch chamber of commerce.

2.                                      Authorisations

(a)                                  A copy of a resolution of the board of managing and, to the extent applicable, board of supervisory directors (or equivalent) and, to the extent that a shareholders’ resolution is required, a copy of the shareholders’ resolution of each Obligor:

(i)            approving the terms of and the transactions contemplated by this Agreement and (in the case of UPC Distribution and UPC Financing) resolving that it execute the same; and

(ii)           (in the case of UPC Distribution and UPC Financing) authorising the issuance of a power of attorney to a specified person or persons to execute this Agreement on its behalf.

(b)                                 In the case of UPC Distribution and UPC Financing, a specimen of the signature of each person authorised pursuant to its constitutional documents or to the power of attorney referred to in paragraph (a) above to sign this Agreement.

(c)                                  A certificate of an authorised signatory of UPC Distribution and UPC Financing certifying that each copy document specified in this Schedule and supplied by UPC Distribution or UPC Financing (as the case may be) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(d)                                 A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified UPC Distribution is necessary in connection with the entry into and performance of, and the transactions contemplated by, this Agreement or for the validity and enforceability of this Agreement.

3.                                      Legal opinions

(a)                                  A legal opinion of Allen & Overy LLP, English legal advisers to the Facility Agent, addressed to the Finance Parties.

(b)                                 A legal opinion of Allen & Overy LLP, Dutch legal advisers to the Facility Agent, addressed to the Finance Parties.

(c)                                  A legal opinion of Allen & Overy LLP, New York legal advisers to the Facility Agent, addressed to the Finance Parties.

4.                                      Other documents

(a)                                  Confirmation from UPC Distribution to the Facility Agent that all the net proceeds of this Additional Facility will be used towards the prepayment of the Existing Facilities (applied against the relevant Existing Facilities in such proportions as UPC Distribution may select).

(b)                                 Evidence that UPC Distribution has delivered a duly completed Cancellation Notice (as defined in the Existing Facility Agreement) to the Existing Facility Agents giving notice of prepayment of the whole of the outstanding advances under Facility C.

(c)                                  Evidence that UPC Financing has acceded to the Credit Agreement as an Additional Borrower.